UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024 (October 1, 2024)

AUDAX CREDIT BDC INC.

(Exact name of registrant as specified in charter)

Delaware	814-01154	47-3039124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 PARK AVENUE
NEW YORK, NEW YORK	10022
(Address of principal executive office)	(Zip Code)

(212) 703-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective October 1, 2024, Audax Credit BDC Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Mercer Audax Credit Feeder Fund LP, the Company’s controlling shareholder (the “Investor”), pursuant to which the Investor has made a capital commitment in respect of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an amount equal to $66.0 million. In accordance with the Subscription Agreement, the Company may issue Common Stock to the Investor in one or more private placements of up to $66.0 million at a price of the net asset value per share of Common Stock at the time of one or more drawdowns pursuant to the Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Credit BDC Inc.
(Registrant)

Date: October 7, 2024	By:	/s/ Richard T. Joseph
Richard T. Joseph
Chief Financial Officer